UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Definitive Information Statement

BRAZIL GOLD CORP.

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

BRAZIL GOLD CORP.

850 3rd Avenue, 16th Floor

New York, NY 10022

Telephone: (212) 508-2175

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of Brazil Gold Corp., a Nevada Corporation (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  You are provided with this Information Statement to notify you that on or about October 24, 2013, a Stockholder holding a majority voting rights of our Common Stock (the “Majority Stockholder”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders to amend the Restated and Amended Articles of Incorporation of the Corporation (the “Amendment”) to: (i) amend ARTICLE FOUR of the Amended Articles of Incorporation of the Corporation in order to increase the number of shares of authorized capital stock to 10,010,000,000 shares, of which 10,000,000,000 shall be common stock and 10,000,000 shall be preferred stock of the Corporation, and (ii) effect a reverse stock split (the “Reverse Stock Split”) of our common stock at a ratio determined by our Board of Directors up to 1 for 1,000 such number consisting of only whole shares by filing with the Secretary of State of Nevada the Amended Articles of Incorporation.

The Company received a written consent in lieu of a meeting of the holders of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred"), created by unanimous written consent of the Board of Directors of the Company (the "Board"), as permitted by the Company's Amended and Restated Articles of Incorporation (the "Articles").  Each share of Series A Preferred has the equivalent of 22,851,441 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series A Preferred (the "Series A Stockholder" or the "Majority Stockholder"), holding fifty-one (51) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Our Board is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholder.  Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Articles or Bylaws to dissent or require a vote of all Stockholders.

The Information Statement is being provided to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

BRAZIL GOLD CORP.

Date: November 25, 2013

/s/ Conrad Huss

By: Conrad Huss – CEO and Director

GENERAL INFORMATION

This Information Statement is being provided to stockholders of the Company by the Board to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to Nine Hundred Fifty Million (950,000,000) shares of Common Stock, and 10,000,000 shares of preferred stock.  As of the record date of October 24, 2013, we had 571,082,074 shares of Common Stock issued and outstanding and 51 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

The number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board at a meeting on June 24, 2013.  The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on August 7, 2013. Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

At a meeting of the Board, the Board issued an aggregate of fifty one (51) shares of Series A Preferred to one individual, the CEO of the Company (the "Series A Stockholder").  As a result of the voting rights granted to the Series A Preferred, the Series A Stockholder holds in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Pursuant to Nevada law, at least a majority of the voting equity of the Company are required to approve the Corporate Actions by written consent. The Series A Stockholder, which holds in the aggregate fifty one (51) shares of Preferred Stock, or approximately 50.9989% of the voting rights of the Company or voting rights of 594,365,998 shares of common stock, has voted in favor of the Corporate Actions, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by each Series A Stockholder, the total number of votes that the Series A Stockholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Conrad Huss	51	594,365,998	594,365,998	51%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially (1)	% of Outstanding Shares of Common Stock	Number of Shares of Series A Preferred Stock Owned	% of Outstanding Series A Preferred Stock
Conrad Huss (2)	56,537,125 (2)	9.9%	51 (2)	100
SC Advisors, Inc. (3)	56,537,125 (3)	9.9%	0	0
Southridge Partners II LP (4)	56,537,125 (4)	9.9%	0	0

(1) (2) (3) (4)

Percentage based on 571,082,074 shares of Common Stock outstanding as of the Record Date.

Mr. Huss is the CEO and board member of the Company.  Mr. Huss holds certain promissory notes issued by the Company which enables Mr. Huss to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The 51 shares of Series A Preferred Stock vote the equivalent of 594,365,998 shares of common stock of the Company, which is equivalent to 51% of the total voting rights of the Company.  The address for Mr. Huss is 850 Third Avenue, 16th Floor, New York, NY 10022.

SC Advisors, Inc. holds certain promissory notes issued by the Company which enables SC Advisors, Inc. to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The address for SC Advisors, Inc. is Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.
Southridge Partners II LP holds certain promissory notes issued by the Company which enables Southridge Partners II LP to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The address for Southridge Partners II LP is Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.

PROPOSAL NO. 1:

APPROVAL OF AN AMENDMENT OF OUR OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 950,000,000 SHARES TO 10,000,000,000 SHARES

Current Capitalization

Common Stock

The Company currently has 950,000,000 shares of common stock authorized, of which 571,082,074 were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Articles of Incorporation authorizes it to issue up to 10,000,000 preferred shares, $.001 par value. Further, per the Articles of Incorporation, as amended and restated, the Board of Directors, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series. The Company has designated and issued 51 shares of its preferred stock $.001 par value as Series A Convertible Preferred Stock (“Series A”). Each share of Series A is convertible into one share of the Company’s common stock. The conversion basis is not adjusted for any stock split or combination of the common stock. Each one (1) share of the Series A shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Reasons for the Amendment

The Company must increase the authorized shares to fulfill its obligations under financing agreements to avoid default, resulting liquidated damages and potential loss of Company assets under the security agreements with the investors. Further, the Board of Directors believes it is in the Company’s best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The increase in authorized shares has been determined by the Board of Directors to allow for these obligations and to provide for a sufficient amount of common stock to support its operations, expansion and future financing activities, if any. Other than set forth in the above agreements, there are no present plans for significant future issuances. When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

The increase in authorized shares will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the increase in authorized shares is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.  Further with increase in the number of shares of common stock the Company will have additional shares of common stock available for issuance, which if issued would have a dilutive effect on holders of common stock of the Company.

As of November 5, 2013 the Company is obligated to issue an aggregate of 4,796,391,073 shares of its Common Stock pursuant to certain convertible instruments.  Below is a table which shows each instrument, the holder thereof, dates each instrument was issued, maturity date, number of shares issuable under each instrument as of November 5, 2013 based on the closing bid prices of our common stock, and the conversion terms of each instrument.

			5-Nov-13
		Original	Remaining		Shares
	Date	Face	Face	Maturity	upon
Holder	Issued	Amount	Amount	Date	conversion	Conversion

Southridge Partners II, LP	1-Aug-12	$5,000.00	$5,000.00	31-Mar-13	41,666,667	60%	low two of five closing bids prior to conversion
Southridge Partners II, LP	21-Aug-12	$2,110.00	$2,110.00	31-Mar-13	17,583,333	60%	low two of five closing bids prior to conversion
Equity Markets Advisory, Inc.	26-Sep-12	$40,000.00	$17,000.00	31-Mar-13	141,666,667	60%	low two of five closing bids prior to conversion
Southridge Partners II, LP	18-Oct-12	$20,000.00	$20,000.00	30-Apr-13	166,666,667	60%	low two of five closing bids prior to conversion
Southridge Partners II, LP	1-Nov-12	$20,000.00	$20,000.00	30-Apr-13	166,666,667	60%	low two of five closing bids prior to conversion
Southridge Partners II, LP	8-Nov-12	$20,000.00	$20,000.00	30-Nov-14	166,666,667	60%	low two of five closing bids prior to conversion
Southridge Partners II, LP	1-Dec-12	$20,000.00	$20,000.00	31-May-13	166,666,667	60%	low two of five closing bids prior to conversion
Momona Capital	1-Jan-13	$20,000.00	$2,500.00	30-Jun-13	25,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	25-Jan-13	$5,000.00	$5,000.00	31-Jul-13	50,000,000	50%	low one of 20 closing bids prior to conversion
Osher Capital Partners	1-Feb-13	$20,000.00	$5,000.00	31-Jul-13	50,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	20-Feb-13	$11,941.43	$7,179.11	30-Nov-13	71,791,073	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	20-Feb-13	$8,000.00	$535.00	31-Dec-13	5,350,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Mar-13	$20,000.00	$20,000.00	31-Aug-13	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Apr-13	$20,000.00	$20,000.00	30-Sep-13	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-May-13	$20,000.00	$20,000.00	31-Oct-13	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Jun-13	$20,000.00	$20,000.00	30-Nov-13	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	9-Apr-13	$10,000.00	$10,000.00	31-Mar-14	100,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	13-Jun-13	$25,000.00	$25,000.00	31-Dec-13	250,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	27-Jun-13	$20,000.00	$20,000.00	31-Dec-13	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Jul-13	$20,000.00	$20,000.00	31-Dec-13	200,000,000	50%	low one of 20 closing bids prior to conversion
ASC Recap, LLC	24-Jul-13	$33,000.00	$33,000.00	31-May-14	330,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Aug-13	$20,000.00	$20,000.00	31-Jan-14	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	15-Aug-13	$20,000.00	$20,000.00	31-Mar-14	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	17-Sep-13	$25,000.00	$25,000.00	30-Sep-14	250,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Sep-13	$20,000.00	$20,000.00	28-Feb-14	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Oct-13	$20,000.00	$20,000.00	30-Sep-14	200,000,000	50%	low one of 20 closing bids prior to conversion
Southridge Partners II, LP	1-Nov-13	$20,000.00	$20,000.00	17-Apr-14	200,000,000	50%	low one of 30 closing bids prior to conversion
ASC Recap, LLC	16-Oct-13	$50,000.00	$50,000.00	1-Apr-14	416,666,667	60%	low 2 of five closing bids prior to conversion
Southridge Partners II, LP	5-Nov-13	$18,000.00	$18,000.00	30-Nov-14	180,000,000	50%	low one of 30 closing bids prior to conversion

			Total		4,796,391,073

Procedure if Effected

The proposed increase in the number of authorized shares of the Company’s common stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Nevada. The Company expects to file the Amendment referenced in this proposal with the Secretary of State of the State of Nevada promptly.

PROPOSAL NO. 2:

REVERSE STOCK SPLIT

Our Board and stockholders holding the majority of the voting rights of our common stock have approved the Amendment to effect the Reverse Stock Split by a ratio up to one-for-1,000 (1:1,000), with the exact ratio to be set as a whole number within this range determined by our Board. If this Proposal 2 is approved, our Board may (but is not required to) effect the Reverse Stock Split on or before October 24, 2014 without further stockholder approval. Our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock.  No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof. The proposed form of Amendment is attached to this proxy statement as Appendix A.

Our Board of Directors approved the Reverse Stock Split with the primary intent of increasing the market price of our common stock.  Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 2 until October 24, 2014.  Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a maximum of 1,000 shares of existing common stock will be combined into one new share of common stock.  The authorized number of shares of our common stock will not be reduced.

The actual number of shares outstanding after giving effect to the Reverse Stock Split, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will result in no change to the the number of authorized shares of capital stock.  Therefore, because the number of authorized shares will not be reduced by the same equivalent proportion as the number of outstanding shares of Common Stock, the Reverse Stock Split will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of the Amendment with the Secretary of State of the State of Nevada. The exact timing of the filing of the Amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on October 24, 2014, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Amendment effecting a Reverse Stock Split with the Secretary of State of Nevada, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would hold one (1) share in lieu of any fractional share interest in connection with the Reverse Stock Split.

Accounting Matters

This Amendment will not affect the par value of our common stock per share. As a result, as of the Effective Time, the stated capital attributable to common stock will be proportionately reduced based on the applicable ratio used in the Reverse Stock Split and the additional paid-in capital account on our balance sheet will not be materially affected due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 30, 2013;

(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 19, 2013.

You may request a copy of these filings, at no cost, by writing to the Company at 850 3rd Avenue, 16th Floor, New York, NY 10022, or telephoning the Company at (212) 508-2175. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 850 3rd Avenue, 16th Floor, New York, NY 10022, telephone (212) 508-2175. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

APPENDIX

Appendix A – Proposed Amendment to Amended and Restated Articles of Incorporation

By order of the Board of Directors,

Date:  November 25, 2013

/s/ Conrad Huss

Conrad Huss

Chairman of Board of Directors

APPENDIX A

STATE OF NEVADA

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

BRAZIL GOLD CORP.

Brazil Gold Corp., a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

1. That the name of this corporation is Brazil Gold Corp., and that this corporation was originally incorporated pursuant to the Nevada Revised Statutes on June 17, 2004, amended on March 7, 2008, and Amended and Restated on September 10, 2013.

2. That the Board of Directors and Shareholders holding the voting rights of --------- shares of common stock (or Fifty One (51%) Percent) of the voting rights of the Corporation duly adopted resolutions proposing to amend the Amended and Restate Articles of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation shall be amended such that Article FOUR thereof be deleted and replaced with the following:

“ARTICLE FOUR: The aggregate number of shares which this Corporation will have authority to issue is Ten Billion Ten Million (10,010,000,000), par value $0.001 per share, Ten Billion (10,000,000,000) of which will be designated “Common Stock” and Ten Million (10,000,000) of which shall be designated as “Preferred Stock”. Out of the Preferred Stock, fifty one (51) shares of Preferred Stock are designated Series A Preferred Stock with the rights, privileges and preferences set forth on the attached Certificate of Designation for the Series A Preferred Stock.

1.

Voting Rights.  Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders.  A majority of the shares of Common Stock entitled to vote, represented in person or in proxy, will constitute a quorum at a meeting of shareholders.  Except as otherwise provided in these Articles of Incorporation or the Nevada Revised Statutes, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by the shareholders of the Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.  Cumulative voting will not be allowed in the election of directors of this Corporation.

2.

Common Stock and Preferred Stock.  The Common Stock and Preferred Stock of the Corporation may be issued from time to time without prior approval by the shareholders of the Corporation, and for such consideration as may be fixed from time to time by the Board of Directors of the Corporation.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions as adopted solely by the Board of Directors of the Corporation.”

Effective upon the close of business on ___________, 2013, each 1,000 *  shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the "Reverse Stock Split").  No scrip or fractional shares will be issued by reason of the Reverse Stock Split.  In lieu thereof, Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender of certificates representing such shares, to an additional share of common stock in lieu thereof.”

* To be determined by the board up to 1 for 1,000.

IN WITNESS WHEREOF, this Amendment to the Amended and Restated Articles of Incorporation has been executed by a duly authorized officer of this corporation on this ---- day of -------, 2013.

By: ________________________________

Conrad Huss, CEO, Director